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                                                                     Exhibit 5.2

                   [Letterhead of Hughes Hubbard & Heed LLP]

                                                                  April 19, 1999

Kulicke and Soffa Industries, Inc.
2101 Blair Mill Road
Willow Grove, Pennsylvania  19090

                    Re: Registration Statement on Form S-3
                        ----------------------------------

Ladies and Gentlemen:

     We have acted as special New York counsel to Kulicke and Soffa Industries, Inc. a Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on February 16, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $175,000,000 aggregate principal amount of the Company's 4-3/4% Convertible Subordinated Notes due 2006 (the "Notes") issued pursuant to an Indenture, dated as of December 13, 1999 (the "Indenture"), between the Company and Chase Manhattan Trust Company, National Association, as Trustee (the "Trustee"), and the shares of Common Stock, no par value, of the Company issuable upon conversion of the Notes. In that capacity we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the opinion of Drinker Biddle & Reath LLP referred to in subparagraph (ii) below and such other documents as we have deemed appropriate as a basis for the opinions set forth below. All terms used herein have the meanings assigned to them in the Indenture unless otherwise defined herein. We have not participated in the preparation of the Registration Statement.

          In rendering the opinions set forth herein we have assumed:

          (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

          (ii) the correctness of all matters of law and fact set forth in the opinion of Drinker Biddle & Reath LLP dated the date hereof and addressed to the Company with respect to the Registration Statement, the Notes and such shares, other than the New York law matters set forth in paragraphs 1 and 2 below;

          (iii) that the Indenture has been duly authorized, executed and delivered by each of the parties thereto and is the legal, valid and binding obligation of the Trustee;

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          (iv) that the terms and provisions of the Notes are in all respects as set forth in the Indenture;

          (v) that the Notes have been duly issued, executed and authenticated in accordance with the provisions of the Indenture and have been delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement dated December 7, 1999 between the Initial Purchasers and the Company; and

          (vi) that neither the Notes nor the Indenture have been amended, altered or otherwise modified since their execution, delivery and/or issuance on December 13, 1999.

          The opinions set forth herein are limited solely to the laws of the State of New York. We express no opinion as to the Federal laws of the United States of America.

          Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

          1. The Notes are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits of the Indenture.

          2. The Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          The opinions expressed herein are also subject to the following qualifications, assumptions and limitations:

          (a) Our opinions herein are limited by the effects of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights and remedies generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and by the discretion of a court before which any proceeding may be brought, and (iii) concepts of reasonableness, good faith, conscionability and fair dealing.

          (b) A court may modify or limit contractual awards of attorneys' fees.

          This opinion is rendered as of the date hereof and is limited by the facts, circumstances and laws in effect on such date, and we undertake no obligation to advise you with respect to any changes therein. This opinion may be relied on by Drinker Biddle & Reath LLP in giving its opinion referred to in subparagraph (ii) above.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ HUGHES HUBBARD & REED LLP